EXECUTION COPY

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of May 25, 2007 by and between Robert Greifeld (the “Securityholder”), a holder of securities of The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”), listed on Schedule A hereto, and OMX AB (publ), a company organized under the laws of Sweden (“OMX”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Transaction Agreement referred to below.

WHEREAS, as of the date hereof, the Securityholder owns of record and beneficially the number and type of securities of Nasdaq set forth opposite the Securityholder’s name on Schedule A (such securities being referred to herein collectively as the “Securities”);

WHEREAS, concurrently with the execution of this Agreement, Nasdaq and OMX are entering into a Transaction Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Transaction Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Nasdaq will make the Offer; and

WHEREAS, as a condition to the willingness of OMX to enter into the Transaction Agreement, OMX has required that the Securityholder enter into, and in order to induce OMX to enter into the Transaction Agreement, the Securityholder is willing to enter into, this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.           Voting of Securities. The Securityholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Nasdaq Shareholders’ Meeting or any other meeting of the holders of securities of Nasdaq, however called, and in any action by written consent of the securityholders of Nasdaq, the Securityholder (a) will vote or consent to, or cause to be voted or consented to, all of his Securities owned at such time to approve the issuance of the Consideration Shares and any other matter contemplated by the Transaction Agreement to be submitted to holders of common stock of Nasdaq in connection with the transactions contemplated by the Transaction Agreement, and (b) will vote all of his Securities owned at such time against, and not provide consents to, any and all actions that the Securityholder is advised by OMX would reasonably likely delay, prevent or frustrate the transactions contemplated by the Transaction Agreement or this Agreement or the satisfaction of any of the conditions set forth in the Offer.

Section 2.           Cooperation.

(a)          The Securityholder will promptly provide any information not subject to confidentiality obligations or attorney-client privilege that is reasonably requested by Nasdaq or OMX for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Transaction Agreement.

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(b)          The Securityholder hereby consents to the publication and disclosure in the Offer Announcement, the Offer Document, the Registration Statement, statements of beneficial ownership filed by OMX (and any other documents or communications provided by OMX or Nasdaq to any governmental entity or to security holders of OMX or Nasdaq) the Securityholder’s identity and Beneficial Ownership of the Securities and the nature of the Securityholder’s commitments, arrangements and understandings under and relating to this Agreement.

Section 3.           Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to OMX as follows:

(a)          Ownership of Securities. The Securityholder, as of the date hereof, (i) is the sole owner of record and Beneficial Owner of all of the Securities as set forth opposite his name on Schedule A hereto and (ii) has sole voting power with respect to all of such Securities and has not entered into any voting agreement or voting trust with respect to any such Securities and has not granted a proxy, a consent or power of attorney with respect to such Securities and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Securities that are inconsistent with this Agreement other than in connection with the sale or transfer of the Securities.

(b)          Power, Binding Agreement. The Securityholder has the requisite power and authority to enter into and perform all of his obligations under this Agreement and no further proceedings or actions on the part of the Securityholder are necessary to authorize the execution, delivery or performance by the Securityholder of this Agreement or the consummation by the Securityholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Securityholder and constitutes a valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)          No Conflicts. The execution and delivery of this Agreement by the Securityholder do not, and the consummation of the transactions contemplated hereby by the Securityholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation, judgment, order, decree, law or regulation to which the Securityholder is a party or by which the Securityholder (or his Securities) are bound.

Section 4.           Termination. This Agreement shall terminate upon the first to occur of (a) the Closing, (b) any termination of the Transaction Agreement in accordance with the terms thereof, (c) with respect to the Securityholder, the transfer by the Securityholder of all of his Securities and (d) any material amendment to the terms of the Offer or to the Transaction Agreement that is adverse to Nasdaq’s securityholders that is made without the Securityholder’s prior written consent. Any such termination shall be without prejudice to liabilities arising hereunder before such termination. For the avoidance of doubt, nothing herein shall, directly or

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indirectly operate as a restriction on the ability of the Securityholder to sell, transfer or encumber all or any part of his Securities prior to the termination of this Agreement.

Section 5.           Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 6.           Fiduciary Duties. The Securityholder is signing this Agreement solely in the Securityholder’s capacity as an owner of his respective Securities, and nothing herein shall prohibit, prevent or preclude the officers, directors, partners or designees of the Securityholder from taking or not taking any action in his personal capacity or capacity as an officer or director of Nasdaq.

Section 7.          Miscellaneous.

(a)          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that OMX may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by OMX.

(b)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(c)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of New York.

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(d)          Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

(e)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(i)           if to the Securityholder to the address set forth on the respective signature page of this Agreement; and

(ii)           if to OMX to:

OMX AB (publ)

Tullvaktsvägen 15

105 78 Stockholm, Sweden

Attn: Magnus Billing

Facsimile: +46 8 405 6001

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Christopher. E. Austin, Esq.

Telecopy: (212) 225-3999

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice of other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

(f)           No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

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(g)          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and, in the case of OMX, its permitted assigns.

(h)          Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i)           Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in The Borough of Manhattan in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(j)           Effectiveness. This Agreement shall become effective only at such time, if any, as the resolution of Nasdaq’s Board of Directors referred to in the next sentence becomes effective upon approval of such resolution by the Securities and Exchange Commission in accordance with Section 12.5 of Nasdaq’s By-Laws. OMX has been advised that the Nasdaq Board of Directors has adopted a resolution waiving the limitations in Article Fourth Section C.2 of its Restated Certificate of Incorporation with respect to the transactions contemplated by this Agreement. OMX acknowledges that such resolution will not entitle the Securityholder to vote more than five percent of the outstanding shares of stock in respect of the matters referred to in Section 1 of this Agreement.

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[Remainder of Page Intentionally Left Blank.]

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EXECUTION COPY

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

OMX AB (publ)

By: /s/ Kristina Shauman
Name: Kristina Shauman Title:

/s/ Robert Greifeld
Robert Greifeld

Address:

_____________________________

_____________________________

_____________________________

EXECUTION COPY

Schedule A

Securityholder	Common Stock	Series A Voting Notes	Series B Voting Notes
Robert Greifeld	496,421

A-1